Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205373) of Energizer Holdings, Inc. of our report dated July 22, 2016 relating to the consolidated financial statements of Handstands Holding Corporation as of and for the years ended December 31, 2015 and 2014, respectively, which appears in the Current Report on Form 8-K/A of Energizer Holdings, Inc. dated September 14, 2016.

/s/ WSRP, LLC
Salt Lake City, Utah
September 14, 2016